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                                                                    EXHIBIT 16.1


                               ARTHUR ANDERSEN

                                                      __________________________
                                                      Arthur Andersen LLP

                                                      __________________________
                                                      Suite 3100
                                                      1225 17th Street
                                                      Denver CO 80202-5531
                                                      (303) 295-1900


October 28, 1996




Mr. John S. Koo
Senior Vice President and Chief
  Financial Officer
FrontierVision Operating Partners, L.P.
1777 South Harrision Street
Suite P-200
Denver, Colorado  80210-3925

Dear Mr. Koo:

We have read Item 4 included in the attached Form 8-K dated October 28, 1996 of FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP